UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CERES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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17800 Royalton Road Cleveland, OH 44136-5197	(T) 440-572-2400	www.ceresgp.com
April 3, 2006
Dear Shareholder:
     You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Ceres Group, Inc., on May 16, 2006, at 9:00 a.m. local time at the company’s headquarters, 17800 Royalton Road, Cleveland, Ohio 44136.
     Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the meeting. You may choose to vote in person at the Annual Meeting even if you have returned a proxy card.
     On behalf of the Board of Directors and management of Ceres Group, Inc., we would like to thank you for your support and confidence and look forward to seeing you at the meeting.

Sincerely,

Thomas J. Kilian
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2006
GENERAL INFORMATION
ELECTION OF DIRECTORS
BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDER PROPOSALS AND COMMUNICATIONS
OTHER MATTERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2006
     Notice is hereby given that the 2006 Annual Meeting of Stockholders of Ceres Group, Inc. will be held at 17800 Royalton Road, Cleveland, Ohio 44136 on Tuesday, May 16, 2006 at 9:00 a.m. local time, for the following purposes:
1.	To elect three directors to serve as Class I directors of the Company for a term of three years ending at the 2009 Annual Meeting of Stockholders.

2.	To consider and transact any other business that may properly come before the meeting or any adjournment thereof.
     Stockholders of record at the close of business on March 27, 2006 are entitled to notice of, and to vote at, the 2006 Annual Meeting or any adjournment thereof.

By order of the Board of Directors,

Kathleen L. Mesel
Corporate Secretary
April 3, 2006

CERES GROUP, INC.

PROXY STATEMENT
GENERAL INFORMATION
     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors for use at the 2006 Annual Meeting of Stockholders of Ceres Group, Inc., a Delaware corporation, to be held on Tuesday, May 16, 2006 at 9:00 a.m. local time.
     This Proxy Statement and the accompanying notice and proxy card, together with our Annual Report to stockholders for the year ended December 31, 2005, will first be sent to stockholders on or about April 5, 2006.
QUESTIONS and ANSWERS

Q:	When and where is the annual meeting?

A:	Our 2006 Annual Meeting of Stockholders will be held on Tuesday, May 16, 2006 at 9:00 a.m. local time at the company’s office at 17800 Royalton Road, Cleveland, Ohio 44136.

Q:	What are stockholders voting on?

A:	Stockholders will vote on the election of three directors to serve as Class I directors for a three-year term ending at the 2009 Annual Meeting of Stockholders.

If a proposal other than the one listed above is presented at the Annual Meeting, your signed proxy card gives authority to David I. Vickers and Kathleen L. Mesel to vote on any additional proposals.

Q:	What is the Board’s recommendation?

A:	Our Board of Directors believes that the election of its nominees is in the best interests of Ceres and its stockholders and recommends that you vote FOR each of the nominees.

Q:	Will any other matters be presented for vote at the Annual Meeting?

A:	The Board of Directors did not receive any notice prior to the deadline for submission of additional business that any other matters might be presented for a vote at the 2006 Annual Meeting.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on March 27, 2006, the record date, are entitled to vote at the Annual Meeting. Each share of our common stock, par value $0.001 per share, is entitled to one vote.

Q:	How do stockholders vote?

A:	Sign and date each proxy card you receive and return it in the enclosed prepaid envelope. If you do not mark any selections, your proxy card will be voted FOR the election of each of the director nominees. You have the right to revoke your proxy any time before the meeting by:
•	notifying our corporate secretary,

•	voting in person, or

•	returning a later-dated proxy card.

However, your presence at the Annual Meeting, without more, will not revoke your proxy.

Q:	What shares are included on your proxy card?

A:	The number of shares printed on your proxy card represents all your shares, including any shares you may own in Ceres’ 401(k) savings plan, employee stock purchase plan and agent stock purchase plan. If you are an employee of Ceres, the shares in your 401(k) savings account and stock purchase plan account will be voted in accordance with your instructions, if indicated. If your proxy card is signed, but does not indicate your voting preferences, we have been advised by the 401(k) plan administrator and the plan trustee that your shares will be voted FOR each of the nominated directors.

Q:	What does it mean if a stockholder gets more than one proxy card?

A:	Receipt of more than one proxy card means that your shares are registered differently and may be in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. To provide better stockholder services, we encourage you to have all accounts registered in the same name and address. You may do this by contacting our transfer agent, National City Bank, at 800-622-6757.

Q:	What constitutes a quorum?

A:	As of the record date 33,238,717 shares of our common stock are entitled to vote at the Annual Meeting. A majority of the voting stock, present or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. “Broker non-votes” will not be part of the voting power present, but will be counted to determine whether or not a quorum is present. A “broker non-vote” occurs when a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote on a particular matter and has not received instructions from the beneficial owner.

Q:	What are the voting requirements?

A:	The three nominees for director who receive a plurality of the votes cast by the holders of our common stock, in person or by proxy, at the Annual Meeting will be elected. “Broker non-votes” and abstentions will not be counted in the total number of votes and will have no effect on the outcome of the election of directors.

Q:	Who can attend the annual meeting?

A:	All stockholders as of the record date, March 27, 2006, can attend.

Q:	When is a stockholder proposal due for next year’s annual meeting?

A:	Rule 14a-8 of the Securities Exchange Act of 1934 establishes the eligibility requirements and the procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. Under the Rule, stockholder proposals submitted for inclusion in next year’s proxy statement must be submitted in writing by December 4, 2006, to Corporate Secretary, Ceres Group, Inc., 17800 Royalton Road, Cleveland, Ohio 44136. Proposals must comply with all the requirements of Rule 14a-8.

Q:	Where can I find the voting results of the 2006 Annual Meeting?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the quarter ending June 30, 2006.

Q:	Who pays for the solicitation expenses?

A:	The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by us. In addition to the solicitation of proxies by mail, solicitation may be made personally, by telephone and by fax, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation by use of the mail, proxies may be solicited by our directors, officers and employees in person or by telephone, e-mail or other means of communication.

Q:	How may I communicate directly with the Board of Directors?

A:	The Board of Directors has established a process for stockholders to send communications to the directors. You may communicate with our Board members individually or as a group by writing to:
The Board of Directors
Ceres Group, Inc.
c/o Corporate Secretary
17800 Royalton Road
Cleveland, Ohio 44136

You should identify your communication as being from a Ceres Group stockholder and such communication will be forwarded unopened to our Chairman of the Board.

Q:	How may I communicate directly with the Audit Committee?

A:	The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. A communication or complaint to the Audit Committee regarding accounting, internal accounting controls, or auditing matters may be submitted:
•	by sending a written communication to James Ritchie, our Audit Committee Chairman, addressed as follows:
Audit Committee
Ceres Group, Inc.
c/o Corporate Secretary
17800 Royalton Road
Cleveland, Ohio 44136
•	by stating the communication in a call to our Ethics Hotline (1-866-235-9693) and identifying the communication as intended for the Audit Committee, or

•	by sending the communication in an e-mail message to our Audit Committee Chairman at: director@ceresgp.com.

All such written communication will be forwarded unopened to James Ritchie, our Audit Committee Chairman.

Q:	How may I communicate directly with the non-management directors?

A:	You may communicate with the non-management directors, as a group:
•	by writing to:
Non-management Directors
Ceres Group, Inc.
c/o Corporate Secretary
17800 Royalton Road
Cleveland, Ohio 44136
•	by sending the communication in an e-mail message to: director@ceresgp.com.

All such written communication will be forwarded unopened to James Ritchie, our Audit Committee Chairman.

PROPOSAL
ELECTION OF DIRECTORS
     At the 2006 Annual Meeting, three Class I directors will be elected for a three-year term ending at the 2009 Annual Meeting to hold office until their successors are elected and qualified.
     Each Class I nominee is currently serving as a director of Ceres and has agreed to continue to serve if elected. Susan F. Cabrera, Thomas J. Kilian and Lynn C. Miller have each been nominated for, and are seeking, re-election at this Annual Meeting.
     If, by reason of death or other unexpected occurrence, any nominee should not be available for election, the proxies will be voted for such substitute nominee as the Board of Directors may propose.
     In the election of directors, the three nominees receiving the greatest number of votes will be elected. Broker non-votes will not count in favor of or against election of any nominee.
     For more information regarding the nominees, see “Board of Directors” on page 7.
     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR SUSAN F. CABRERA, THOMAS J. KILIAN AND LYNN C. MILLER.

BOARD OF DIRECTORS
     Based on information as of March 27, 2006, the following describes the age, position with Ceres, principal occupation and business experience during the past five years, and other directorships of each of our directors.

Name	Age	Position	Class	Director Since
Roland C. Baker	67	Director	III	2003
Susan F. Cabrera	35	Director	I	2000
Michael A. Cavataio	62	Director	II	1997
Bradley E. Cooper	39	Director	II	1998
Thomas J. Kilian	55	Director, President and Chief Executive Officer	I	2002
Lynn C. Miller	67	Director	I	2004
James J. Ritchie	51	Director/Audit Committee Chairman	II	2003
William J. Ruh	45	Chairman of the Board	III	2000
Robert A. Spass	50	Director	III	1998
     Mr. Baker served as president of First Penn-Pacific Life Company from 1995 to 2001. Mr. Baker serves on the board of directors of Quanta Capital Holdings, Ltd. and is a member of its audit committee. He also serves as a trustee for Henderson Global Investors. A past board member of The American Council of Life Insurers, The American College, and the National Association of Independent Insurers, he also held various senior executive and director roles with several insurance companies.
     Ms. Cabrera is currently a consultant and executive educator in the fields of insurance and corporate finance. In addition, Ms. Cabrera is currently pursuing a PhD at Cornell University’s Johnson Graduate School of Management. She was a partner of Capital Z Partners from January 2002 to December 2003. From 1998 to 2002, she was a principal of Capital Z.
     Mr. Cavataio is a real estate developer in northern Illinois and southern Wisconsin. Mr. Cavataio has served as a director of U.S. Bank of Northern Illinois since 1988 and as a director of AON Funds, Inc., a subsidiary of AON Corp., a multi-line insurance and brokerage company from 1994 to 2002.
     Mr. Cooper has been a partner and co-founder of Capital Z Partners since 1998. He serves on the board of directors of Brookdale Senior Living, Inc., Universal American Financial Corp., PXRE Group, Ltd. and other privately-held companies. He serves as a member of Universal American’s compensation committee.
     Mr. Kilian has been President, Chief Executive Officer and a director of Ceres since July 2002. Prior to joining Ceres, Mr. Kilian was chief operating officer of Conseco, Inc., based in Carmel, Indiana from 1998 to 2001. In this capacity, he was responsible for all operating subsidiaries and many corporate functions and provided operating leadership as Conseco implemented an aggressive growth strategy. He was also president and a member of the board of directors for many of Conseco’s operating subsidiaries since 1989. On December 17, 2002, Conseco, Inc. and its subsidiaries, CIHC, Incorporated, CTIHC, Inc., Partners Health Group, Inc., Conseco Finance Corp., and Conseco Finance Servicing Corp. filed for relief under Chapter 11 of the United States Bankruptcy Code. Conseco emerged from bankruptcy on September 10, 2003.
     Mr. Miller is currently a trustee of Pacific Life Insurance Company’s Multiple Employer Trust. From 1993 to 2003, he was executive vice president and chief executive officer of the life insurance division of Pacific Life. Prior to that time, he served as Pacific Life’s chief financial officer and chief actuary.
     Mr. Ritchie is a certified public accountant and served as managing director and chief financial officer of White Mountains Insurance Group, Ltd.’s OneBeacon Insurance Co., where he was responsible for the group’s global finance function, from February 2001 until May 2003. Mr. Ritchie also served on the board of directors of Folksamerica Reinsurance, a wholly-owned subsidiary of White Mountains. From December 2000 until February 2001, Mr. Ritchie served as a consultant for White Mountains. Prior to his tenure at White Mountains, he held several executive positions in accounting, finance and reinsurance with CIGNA Corporation, and was senior audit manager for Price Waterhouse. Mr. Ritchie is also a director of Quanta Capital Holdings, Ltd. and KMG America Corporation. He serves as a member of KMG’s audit and compensation committees. In addition, Mr. Ritchie serves as chairman of the board of Quanta, is the chairman of its audit committee and is a member of its compensation and governance committees.
     Mr. Ruh has been an executive vice president and co-founder of Castle Creek Capital, an investment management company, since 1995. He is also a co-founder and has been a principal of Castle Creek Financial, a registered broker/dealer that conducts financial advisory services and places equity investments, since 1995. Mr. Ruh worked for Bank One Corporation and Mabon Securities prior to founding Castle Creek. In addition to serving as chairman of Ceres Group, Inc., Mr. Ruh is chairman of the board of LDF, Inc. and a director of Hanmi Financial Corp.
     Mr. Spass has been a partner and co-founder of Capital Z Partners, an investment management company, since 1998. Prior to co-founding Capital Z, Mr. Spass was the managing partner and co-founder of Insurance Partners, L.P. Mr. Spass is a director of USI Insurance Services, Universal American Financial Corp., Endurance Specialty Insurance, Ltd., Aames Investment Corp. and Lancashire Holdings Limited. He serves as a member of Lancashire’s and Endurance’s audit committees.
Responsibilities and Composition of the Board of Directors
     Our Board of Directors consists of individuals on whose judgment, initiative and efforts the financial success and growth of the company depends. As a Board, these individuals review our business policies and strategies and advise and counsel our CEO and the other executive officers who manage our business.

     Our Bylaws state that our Board of Directors has nine members. Of the nine directors on our Board, the Board considers eight of them to be “independent directors.” An “independent director” is a non-management director who the Board has affirmatively determined has no material relationships with the company and otherwise satisfies the requirements of the NASDAQ Stock Market’s corporate governance standards. An independent director for audit committee purposes must also meet additional requirements. The Board has affirmatively determined that all the non-management directors (every director except Mr. Kilian) are “independent directors” who do not have any material relationships with the company or any of our consolidated subsidiaries.
     Our Board is divided into three separate classes each with three directors, designated Class I, Class II and Class III, with each class elected for a three-year term. Class I directors were elected to serve a three-year term ending at this 2006 Annual Meeting, Class II directors to serve a term ending at the 2007 Annual Meeting and Class III directors to serve a term ending at the 2008 Annual Meeting.
     Independent Director Executive Sessions. Our non-management, independent directors (all our directors with the exception of Mr. Kilian) meet in executive session without the presence of the company’s management. These directors intend to meet in executive session at least quarterly.
Director Nomination Process
     Potential candidates for Board positions are identified by the Board of Directors and the Nominating and Governance Committee through a variety of means, including the use of a search firm and recommendations of Board members and executive officers. If a stockholder wishes to identify a potential candidate for our Board, he or she should provide written information to the chairman of our Nominating and Governance Committee about such candidate’s qualifications. Candidates are evaluated using the criteria adopted by the Board to determine their qualifications based on information supplied by the candidate and information from other sources. To be considered, stockholders much satisfy the notification, timeliness, consent and information requirements for director nominations.
     In considering possible candidates for election as a director, the Nominating and Governance Committee is guided by the following principles: (a) each director should be an individual of the highest character and integrity; (b) each director should have substantial experience which is of particular relevance to Ceres; (c) each director should have sufficient time to devote to the company’s affairs; and (d) each director should represent the best interests of the stockholders as a whole rather than special interest groups. The Nominating and Governance Committee looks for candidates with some of the following qualifications: financial literacy, leadership experience, lack of conflicts, reputation, integrity, experience in the industry and sound business judgment. In recommending candidates for election as directors, the Committee and the Board will take into account the need for the Board to have a majority of directors that meet the independence requirements of the NASDAQ Stock Market and such other criteria as established from time to time by the Board. Mr. Kilian’s employment agreement contemplates that the Board will nominate him for re-election as a director as long as he is our CEO and President. The Board believes that it is advantageous for the CEO to sit on the Board.
     In March 2004, our Board of Directors approved the formation of the Nominating and Governance Committee which is comprised of all independent directors as required by the regulations of the NASDAQ Stock Market for nominating committee composition and adopted a written charter for the Committee, which is available on our website at www.ceresgp.com. The Nominating and Governance Committee will provide assistance to the Board in the areas of Board membership selection, committee membership selection and rotation practices, evaluation of the overall effectiveness of the Board and review and consideration of developments in corporate governance practices. The Nominating and Governance Committee unanimously approved the nominees in Class I for election at this Annual Meeting. All the Class I nominees are currently serving as directors and the Committee considered the importance of the continued participation of these nominees.
Director Compensation
     In 2005, our directors, with the exception of Mr. Kilian, each received an annual retainer of $40,000, with the exception of the chairman, who received a $50,000 retainer. In addition, each chairman of a committee received an annual retainer of $10,000, with the exception of the audit committee chairman, who received $30,000. Further, each committee member received an annual retainer of $5,000, with the exception of the audit committee, which received $15,000 each. These retainers were paid in quarterly increments in arrears, on the first day of each quarter, payable 50% in cash and 50% in stock.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and changes in ownership with the SEC. Based on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all forms were filed in a timely manner during 2005.
Board Committees
     Our Board of Directors met five times in 2005 and took action by written consent once. During 2005, all directors participated in at least 80% of all Board and applicable committee meetings. In addition, all directors attended the 2005 Annual Meeting of Stockholders. All Board members are encouraged to attend the Annual Meeting.
     Currently, our Board of Directors has standing executive, nominating and governance, investment, compensation and audit committees. Both the Audit Committee Charter and the Nominating and Governance Committee Charter are available on our website (www.ceresgp.com).

     Executive Committee. Our Executive Committee has all of the powers of the Board of Directors in the management of our business and affairs between Board meetings except the power to fill vacancies on the Board or its committees. The members of the Executive Committee are Mr. Ruh (chairman), Mr. Kilian and Mr. Spass. The Executive Committee met eight times in 2005.
     Nominating and Governance Committee. In March 2004, our Board of Directors formed the Nominating and Governance Committee. Until the formation of the Nominating and Governance Committee, our Executive Committee also functioned as our nominating committee. This Committee provides assistance to our Board in the areas of Board membership selection, committee membership selection, Board evaluation and the review and consideration of developments in corporate governance practices. The Nominating and Governance Committee’s composition satisfies the regulations of the NASDAQ Stock Market governing nominating committee composition and all members of the committee are considered “independent.” For information on the director nomination process, see “Director Nomination Process” on page 9.
     The members of the Nominating and Governance Committee are Mr. Spass (chairman), Mr. Baker and Mr. Ruh. The Nominating and Governance Committee met twice in 2005.
     Investment Committee. Our Investment Committee establishes policies for our investments (our Investment Guidelines) and monitors their management. Other than written investment guidelines, our Investment Committee has no written charter. The members of the Investment Committee are Mr. Cavataio (chairman), Mr. Cooper and Mr. Miller. The Investment Committee met five times in 2005.
     Compensation Committee. Our Compensation Committee is responsible for determining the compensation of our executive officers and administering our various stock plans. The Compensation Committee also produces a report on executive compensation for inclusion in this proxy statement. The Committee approves the corporate goals and objectives relevant to our CEO’s total compensation, evaluates our CEO’s performance in light of such goals and objectives, and approves our CEO’s total compensation level based on such review. The Compensation Committee has sole authority to retain and approve the terms of the retention of any consultants and other compensation experts to assist in the evaluation of our CEO or other executive officers.
     Our Compensation Committee has a written charter approved by our Board of Directors. The Compensation Committee is comprised solely of independent directors. The members of the Compensation Committee are Mr. Cooper (chairman), Mr. Cavataio and Mr. Ruh. The Compensation Committee met once in 2005.
     Audit Committee. Our Audit Committee is directly responsible for the appointment, compensation, engagement and oversight of the work of our independent auditor (KPMG). The Audit Committee oversees our accounting and financial reporting processes, the adequacy of our internal control over financial reporting and of its disclosure controls and procedures and the integrity of our financial statements. The Committee pre-approves all audit and non-audit services provided by our independent auditor, reviews reports concerning significant legal and regulatory matters, discusses our policies with respect to our risk management and assessment processes and reviews the performance of our internal audit function. The Audit Committee also discusses our filings on Form 10-K and 10-Q and the financial information in those filings, earnings releases on Form 8-K and prepares the “Audit Committee Report” for inclusion in this proxy statement.
     The Audit Committee works closely with management as well as our independent auditor and the firm to which we outsource our internal audit function. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the company for, the engagement of outside counsel and other advisors as the Audit Committee deems necessary to carry out its duties.
     A more detailed description of the role and responsibilities of our Audit Committee is set forth in its written charter adopted by the Board on March 17, 2004. A copy of the Audit Committee Charter is available on our website at www.ceresgp.com.
     The Audit Committee’s current composition satisfies the regulations of the NASDAQ Stock Market governing audit committee composition, including the requirement that all audit committee members be “independent” as defined in the National Association of Security Dealers’ listing standards and the special requirements under Rule 10A-3 of the Exchange Act. The Audit Committee and our Board of Directors have determined that Mr. Ritchie, the chairman of the Committee, qualifies as our “audit committee financial expert,” as such term is defined by the SEC. In addition, all of our Audit Committee members are able to read and understand financial statements.
     The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. A communication or complaint to the Audit Committee regarding accounting, internal accounting controls, or auditing matters may be submitted:
•	by sending a written communication addressed as follows:
Audit Committee
Ceres Group, Inc.
c/o Corporate Secretary
17800 Royalton Road
Cleveland, Ohio 44136
•	by stating the communication in a call to our Ethics Hotline (1-866-235-9693) and identifying the communication as intended for the Audit Committee, or

•	by sending the communication in an e-mail message to our Audit Committee Chairman at: director@ceresgp.com.
All written communication will be forwarded unopened to Mr. Ritchie, our Audit Committee Chairman.

     The members of the Audit Committee are Mr. Ritchie (chairman), Mr. Baker and Ms. Cabrera. The Audit Committee met 21 times during 2005.
AUDIT COMMITTEE REPORT
     This report is submitted by the Audit Committee of the Ceres Board of Directors. The Audit Committee, on behalf of the Board, oversees management’s conduct of internal control processes and procedures for financial reporting designed to ensure the integrity and accuracy of our financial statements and to ensure that we are able to timely record, process and report information required for public disclosure.
     Management is responsible for establishing and maintaining adequate internal financial controls, for the preparation of the company’s consolidated financial statements and for the public reporting process. The firm of KPMG LLP, as Ceres’ independent registered public accounting firm for 2005, is responsible for expressing opinions on the conformity of the company’s consolidated audited financial statements with U.S. generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In addition, KPMG has expressed its own opinion on the effectiveness of the company’s internal control over financial reporting.
     In this context, the Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2005 with management and KPMG, management’s assessment of the effectiveness of the company’s internal control over financial reporting and KPMG’s evaluation of the company’s internal control over financial reporting.
     The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee reviewed with KPMG, who is responsible for expressing an opinion on the conformity of our audited financial statements with U.S. generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in our financial statements. Also, the Committee discussed the results of the annual audit and such other matters required to be communicated with the Audit Committee under professional auditing standards.
     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from our independent auditors a formal written statement describing all relationships between our independent auditors and us that might bear on our independent auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that may impact their objectivity and independence. In considering the auditors’ independence, the Audit Committee also considered whether the non-audit services performed by the auditors on our behalf were compatible with maintaining the independence of the auditors.
     The Audit Committee recommended to our Board that our audited financial statements for the year ended December 31, 2005 be included in our Annual Report on Form 10-K for 2005, for filing with the Securities and Exchange Commission, in reliance upon (1) the Audit

Committee’s reviews and discussions with management and KPMG; (2) management’s assessment of the effectiveness of the company’s internal control over financial reporting; (3) KPMG’s opinion on the effectiveness of the company’s internal control over financial reporting; and (4) the receipt of an opinion from KPMG, dated March 16, 2006, stating the company’s 2005 consolidated financial statements present fairly, in all material respects, the consolidated financial position of Ceres and its consolidated subsidiaries at December 31, 2005 and the consolidated results of operations and cash flows for the year ended December 31, 2005 in conformity with U.S. generally accepted accounting principles. In addition, the Committee selected KPMG as our independent registered public accounting firm for 2006.

Audit Committee
JAMES J. RITCHIE (Chairman)
ROLAND C. BAKER
SUSAN F. CABRERA
Disclosure of Independent Accountant Fees.
     The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2005 and 2004, respectively, by our accounting firm, KPMG:

	2005	2004
Audit Fees	$1,585,000	$1,845,000
Audit Related Fees	22,575	2,000
Tax Fees	33,211	46,824
All Other Fees	0	82,858

TOTAL	$1,640,786	$1,976,682

In the above table, in accordance with the SEC’s definitions and rules, “Audit Fees” are fees that we paid to KPMG for the audit of our annual financial statements included in our Form 10-K and review of financial statements included in our Form 10-Qs; for the audit of our internal control over financial reporting; for the attestation of management’s report on the effectiveness of internal control over financial reporting; for the audit of the statutory financial statements of our insurance subsidiaries; for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; and all costs and expenses in connection with the above. “Audit Related Fees” are fees associated with the coordination of examinations by regulators (and interactions with such regulators) for 2005 and fees associated with our amended S-8 filing for 2004. “Tax Fees” are fees for tax compliance, tax advice and tax planning. “All Other Fees” are fees for any services not included in the first three categories and for 2004, included fees related to documentation assistance with respect to internal control over financial reporting.
     The Audit Committee pre-approved and authorized the payment of all fees billed to us by KPMG in 2005. The Audit Committee will review the scope of any such audit and other assignments given to the auditors to assess whether such assignments would affect their independence. The Audit Committee also assures the regular rotation of the audit engagement team partners to the extent that such rotation is required by law. KPMG is a registered company with the Public Company Accounting Oversight Board (PCAOB) as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB.
     The Audit Committee has adopted pre-approval procedures as required under the Sarbanes-Oxley Act and the rules of the SEC. The Audit Committee pre-approves the specific audit services and fees and the terms of an engagement letter to be entered into by us with the independent auditor. The Audit Committee, or the Audit Committee chairman to whom authority may be given, also must pre-approve all audit-related, tax and other permitted non-audit services that management may desire to engage its independent auditor to perform and the maximum fees for such services, in each case as the Audit Committee, in its sole judgment, believes does not impair the independence of the independent auditor.
Code of Conduct and Ethics
     We have adopted a Code of Conduct and Ethics that applies to all our employees, officers and directors, including our CEO, CFO and all professionals in the finance and finance-related departments. This Code is available on our website at www.ceresgp.com
EXECUTIVE OFFICERS

			Executive
Name	Age	Position	Officer Since
Thomas J. Kilian*	55	President and Chief Executive Officer	2002
Mark E. Billingsley	46	Executive Vice President and Chief Actuary	2005
Ernest T. Giambra, Jr.	58	Executive Vice President and Chief Marketing Officer	2004
Kathleen L. Mesel	41	Executive Vice President, General Counsel and Corporate Secretary	2003
Mark A. Nielsen	53	Executive Vice President – Senior Division	2001
David I. Vickers	44	Executive Vice President, Chief Financial Officer and Treasurer	2002
Bradley A. Wolfram	41	Executive Vice President – Medical Division	2003

*	Biographical information on Mr. Kilian can be found under “Board of Directors.”
     Mr. Billingsley has served as Executive Vice President and Chief Actuary since March 2005. He was most recently senior vice president and chief actuary for Great American Supplemental Benefits Division (a division of Great American Financial Resources, Inc.) in Austin, Texas. Mr. Billingsley was previously senior vice president and chief actuary with Ceres from 2000 to 2002.
     Mr. Giambra has served as Executive Vice President and Chief Marketing Officer since July 2004. Prior to joining Ceres, he operated an insurance industry consulting business and served as a financial advisor for Salomon Smith Barney (1998 to 2000) and Wachovia Securities

(2000 to 2004). Previously, he held various sales and marketing positions, including vice president of sales, with Bankers Life and Casualty Company.
     Ms. Mesel has served as Executive Vice President since May 2003 and as General Counsel and Corporate Secretary since October 2001. From April 2001 to October 2001, she was Senior Vice President – Legal and from October 2000 to April 2001, she was Vice President – Legal. Prior to joining Ceres in October 2000, Ms. Mesel was in private practice with the law firm of Kohrman Jackson & Krantz PLL, where she practiced general corporate and securities law.
     Mr. Nielsen has served as Executive Vice President of our Senior Division since June 2001. He served as President of The Pyramid Life Insurance Company, a former indirect subsidiary of Ceres, from 1996 to March 2003 and in various vice president capacities for Pyramid Life from 1978. Mr. Nielsen served as President of Continental General Insurance Company, a subsidiary of Ceres, from 2000 to 2002.
     Mr. Vickers has been Executive Vice President, Chief Financial Officer and Treasurer of Ceres since December 2002. From 2001 to 2002, Mr. Vickers operated his own financial consulting practice dedicated to the insurance and managed care industries. From 2000 to 2001, he served as chief financial officer of Quotesmith.com, an online insurance information service company.
     Mr. Wolfram has served as Executive Vice President of our Medical Division since August 2003. He also has served as President of our insurance subsidiaries since August 2003. From 1995 to 2003, Mr. Wolfram served as Senior Vice President for various insurance company subsidiaries of Conseco, Inc.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
     The following table sets forth the annual compensation paid with respect to the calendar years ended December 31, 2005, 2004 and 2003, to our Chief Executive Officer and the four most highly compensated executive officers during 2005.

		Annual Compensation				Long-Term Compensation
						Restricted	Securities
Name and						Stock	Underlying	All Other
Principal Position	Year	Salary		Bonus(1)		Awards (2)	Options	Compensation (3)
THOMAS J. KILIAN	2005	$700,000		—		—	—	$11,000
President and Chief	2004	700,000		$150,000		—	175,000	11,100
Executive Officer	2003	600,000		350,000		$174,250	—	10,000

MARK E. BILLINGSLEY	2005	211,500	(4)	50,000	(5)	—	—	32,400 (6)
Executive Vice President and Chief Actuary

		Annual Compensation				Long-Term Compensation
						Restricted	Securities
Name and						Stock	Underlying	All Other
Principal Position	Year	Salary		Bonus(1)		Awards (2)	Options	Compensation (3)
ERNEST T. GIAMBRA, JR.	2005	300,000		—		—	—	10,100
Executive Vice President and	2004	152,308	(7)	50,000	(8)	—	100,000	6,390
Chief Marketing Officer

MARK A. NIELSEN	2005	275,000		—		—	—	7,700
Executive Vice President -	2004	275,500		—		—	—	7,900
Senior Segment	2003	243,300		75,000		52,275	—	7,300

DAVID I. VICKERS	2005	320,000		—		—	—	8,000
Executive Vice President and	2004	321,600		—		—	—	8,200
Chief Financial Officer	2003	284,000		85,000		52,275	100,000	7,600

(1)	Unless otherwise indicated, the amounts in this column represent the bonus paid to each officer under the 2003 and 2004 officer bonus plans, respectively. These amounts were earned and paid in 2003 and 2004. In 2004, Mr. Kilian’s performance was reviewed in August 2004 at which time the Compensation Committee elected to pay him a mid-year bonus of $150,000 in cash as well as a grant of an option to purchase 175,000 shares at $6.25 per share.

(2)	The restricted stock awards granted in 2004 as part of 2003 compensation were approved by stockholders at the 2004 Annual Meeting as an amendment to our 1998 Key Employee Share Incentive Plan. The awards were valued at $6.97 per share. The restricted stock vests over four years (25% per year), beginning March 23, 2005 and the unvested portion is subject to forfeiture if the recipient ceases to be employed by the company. The number and value of the aggregate amount of restricted stock as of December 31, 2005 held by each executive officer listed in the summary compensation table, based on the closing price of Ceres’ common stock on December 31, 2005 of $5.17, is as follows: Thomas J. Kilian – 25,000 shares of restricted stock at $129,250; and Mark A. Nielsen and David I. Vickers – 7,500 shares of restricted stock at $38,775 each.

(3)	Unless otherwise indicated, the amounts in this column represent amounts contributed by the company for group life insurance and 401(k) plan matches, which plan is available to all employees.

(4)	Represents compensation earned by Mr. Billingsley from March 28, 2005 to December 31, 2005, following his hire. Mr. Billingsley’s annual salary in 2005 was $275,000.

(5)	Represents a $50,000 one-time signing bonus pursuant to Mr. Billingsley’s employment agreement.

(6)	Includes $25,425 in relocation expenses provided to Mr. Billingsley in connection with his move from Texas to Kansas.

(7)	Represents compensation earned by Mr. Giambra from July 1, 2004 to December 31, 2004, following his hire. Mr. Giambra’s annual salary in 2004 was $300,000.

(8)	Represents a $50,000 one-time signing bonus pursuant to Mr. Giambra’s employment agreement.
Option Grants in 2005
     No options were granted to any executive officer during the fiscal year ended December 31, 2005.

Option Values at Year-End 2005
     The following table summarizes information with respect to the number of unexercised options held by the executive officers listed in the compensation table as of December 31, 2005. None of these executive officers exercised any options in 2005.

	Number of Securities Underlying	Value of In-the-Money Options
	Options at December 31, 2005	at December 31, 2005*
Name	Exercisable/Unexercisable	Exercisable/Unexercisable
Thomas J. Kilian	187,500/87,500	$127,000/—
Mark E. Billingsley	0/0	—/—
Ernest T. Giambra, Jr.	0/100,000	—/—
Mark A. Nielsen	80,000/0	—/—
David I. Vickers	100,000/0	$322,000/—

*	Valued at $5.17 per share, the closing price of our common stock on December 31, 2005.
Employment Agreements
     Thomas J. Kilian. On July 8, 2002, we entered into a two-year employment agreement with Mr. Kilian under which Mr. Kilian serves as President and Chief Executive Officer. Under this agreement, Mr. Kilian received an annual salary of $600,000, unless increased by the Board in its discretion. Mr. Kilian’s current annual salary is $700,000. Upon execution of his employment agreement, Mr. Kilian received a one time signing bonus in the amount of $300,000 and a grant of 100,000 non-qualified stock options at an exercise price of $3.90 per share. Mr. Kilian is also eligible to receive cash bonuses in an amount up to 100% of his base compensation, as may be determined by our Board in its sole discretion. The agreement contemplates that, during the term of the agreement, the Board will nominate Mr. Kilian for election as a member of our Board. The agreement automatically renews for one-year terms.
     The agreement provides for reimbursement of all business expenses and certain other fringe benefits. If Mr. Kilian’s employment agreement is terminated “without cause” as defined in the agreement, he will receive severance payments equal to eighteen months of his then-current salary in monthly installments, less the signing bonus plus any bonus paid to Mr. Kilian at the end of the fiscal year immediately preceding termination. In the event of a “change of control” as defined in the agreement, Mr. Kilian would be entitled to a severance payment equal to two years of his then-current salary, minus the signing bonus, plus the average annual bonus paid to Mr. Kilian in the last two fiscal years, in a lump sum payment.
     Mark E. Billingsley. Mr. Billingsley serves as Executive Vice President and Chief Actuary. On March 28, 2005, we entered into a two-year employment agreement with Mr. Billingsley under which he receives a base annual salary of $275,000 and he received a one-time signing bonus of $50,000. Mr. Billingsley’s current annual salary is $275,000. The agreement automatically renews for one-year terms.
     The agreement provides for reimbursement of all reasonable business expenses and certain other fringe benefits. He is also eligible to participate in the officer bonus plan. If we terminate Mr. Billingsley’s employment “without cause” as defined in the agreement, Mr. Billingsley will receive severance payments equal to 12 months of his then-current salary in equal monthly installments. If Mr. Billingsley is terminated in connection with a “change of control” as defined in the agreement, Mr. Billingsley will receive a severance payment equal to two years of his then-current salary in a lump sum. In addition, we paid, and reimbursed Mr. Billingsley, for certain relocation expenses in connection with his move from Texas to Kansas in 2005.
     Ernest T. Giambra, Jr. Mr. Giambra serves as Executive Vice President and Chief Marketing Officer. On July 1, 2004, we entered into a two-year employment agreement with Mr. Giambra. Under this agreement, Mr. Giambra received an annual salary of $300,000 per year and received a one-time signing bonus of $50,000. Mr. Giambra’s current annual salary is $300,000. In connection with his employment agreement, Mr. Giambra also received a grant of 100,000 non-qualified stock options at an exercise price of $6.14 per share. Mr. Giambra’s employment agreement automatically renews for one-year terms.
     The agreement provides for reimbursement of all reasonable business expenses and certain other fringe benefits. He is also eligible to participate in the officer bonus plan. If we terminate Mr. Giambra’s employment agreement “without cause” as defined in the agreement, he will receive severance payments equal to 12 months of his then-current salary in equal monthly installments. If Mr. Giambra is terminated in connection with a “change of control” as defined in the agreement, Mr. Giambra will receive a severance payment equal to 18 months of his then-current salary in a lump sum.
     Mark A. Nielsen. Mr. Nielsen serves as Executive Vice President of our Senior Division. On July 26, 2000, we entered into an employment agreement with Mr. Nielsen for a term of two years. Under this agreement, Mr. Nielsen received a salary of $200,000 per year and each renewal year thereafter. Mr. Nielsen’s current annual salary is $275,000. Mr. Nielsen’s employment agreement provides that for each day of service under this agreement, the term extends for an additional day until the end of the calendar year in which Mr. Nielsen reaches age 65.
     Under this agreement, Mr. Nielsen is also eligible to participate in the officer bonus plan. If we terminate Mr. Nielsen’s employment for any reason other than for cause, or if Mr. Nielsen terminates the agreement for “good reason” as defined in the agreement, Mr. Nielsen will receive a severance payment in an amount equal to his then-current salary through the remaining term of his agreement, but not less than two years and the amount of his most recent annual bonus. Mr. Nielsen would also be entitled to outplacement services.
     David I. Vickers. Mr. Vickers serves as Executive Vice President and Chief Financial Officer. Effective December 17, 2002, we entered into a two-year employment agreement with Mr. Vickers under which he received a base salary of $250,000, with an increase to $290,000 effective April 1, 2003. Mr. Vickers’ current annual salary is $320,000. The agreement automatically renews for one-year terms. In connection with his employment agreement, on March 4, 2003, Mr. Vickers received a grant of 100,000 non-qualified stock options at an exercise price of $1.95 per share.

     The agreement provides for reimbursement of all reasonable business expenses and certain other fringe benefits. He is also eligible to participate in the officer bonus plan. If we terminate Mr. Vickers employment agreement “without cause” as defined in the agreement, Mr. Vickers will receive severance payments equal to 18 months of his then-current salary in equal monthly installments. If Mr. Vickers is terminated in connection with a “change of control” as defined in the agreement, Mr. Vickers will receive a severance payment equal to two years of his then-current salary in a lump sum.
COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION
     This report on executive compensation is submitted by the Compensation Committee of the Ceres Board of Directors. The Compensation Committee has responsibility for the determination of the total compensation, including benefits, of our executive officers.
Overview
     The base compensation of most of our executive officers is governed by individual employment agreements. An important goal is to attract and retain corporate officers and senior staff and to motivate them to superior performance. In determining the composition and level of compensation for our executive officers, the Committee considers, among other things, the responsibilities of the officer, the experience and background of the individual, an evaluation of the individual’s contribution to Ceres and available information as to the practices of other insurance companies.
     The Ceres Group, Inc. 1998 Key Employee Share Incentive Plan is designed to provide incentives to executive officers, directors and other key employees by encouraging them to acquire a larger share of ownership in Ceres, thereby increasing their proprietary interest in our business and enhancing their personal financial interest in our success. This plan permits the grant of non-transferable options to purchase our common stock, which grants may or may not qualify as incentive stock options under Section 422 of the Internal Revenue Code. The plan also permits the grant of non-transferable options to receive payments based on the appreciation of our stock, the grant of stock and restricted stock awards. In making any grants under the plan, the Committee does so based upon merit and keeping with our overall objective of enhancing our profitability and stockholder value.
Base Salary
     The Compensation Committee reviews the salaries of our executive officers each year and adjusts salaries, in its discretion, based on a subjective evaluation of individual performance, including level of responsibility, and comparisons to peers inside and outside Ceres. Salaries were not adjusted for 2005.

Annual Incentive Awards
     Annual incentive awards are designed to focus management attention on our performance.
     For fiscal years 2005 and 2004, the Compensation Committee and the Board elected not to pay out any bonuses to the officers, with the exception of a mid-year bonus paid to Mr. Kilian in 2004.
     For fiscal year 2003, the Compensation Committee and the Board adopted a discretionary bonus plan with potential payouts to be based on an objective evaluation of the company’s performance and a subjective evaluation of individual performance. With the exception of Mr. Kilian, these bonuses were earned in 2003 and paid in 2004. In addition to cash bonuses, the Compensation Committee awarded restricted stock to each executive officer as part of their 2003 total compensation. Restricted stock awards totaling 55,000 shares of our common stock were approved at the 2004 Annual Meeting. These shares vest over a four year period (25% per year) and are subject to forfeiture if the recipient ceases to be employed by the Company.
Compensation of our Chief Executive Officer
     Mr. Kilian’s compensation is governed by his employment agreement. Under this agreement, Mr. Kilian received $600,000 per year in base salary unless increased by the Board, in its discretion, based upon Mr. Kilian’s performance and other relevant factors. Mr. Kilian’s salary was increased for 2004 to $700,000, an increase of 16.7%. Mr. Kilian’s salary was not increased for 2005. At the time of execution of his employment agreement, Mr. Kilian received a one time signing bonus in the amount of $300,000 and was granted 100,000 non-qualified stock options at an exercise price of $3.90 per share.
     Mr. Kilian is also eligible to receive cash bonuses in an amount up to 100% of his base compensation, as may be determined by the Board in its sole discretion. For fiscal year 2003, Mr. Kilian received bonuses totaling $350,000 based on the achievement of certain goals. The 2003 cash bonus was paid in November 2003 ($150,000) and March 2004 ($200,000). As part of his 2003 bonus, the Committee also awarded Mr. Kilian 25,000 shares of restricted stock, approved by stockholders at the 2004 Annual Meeting. In 2004, Mr. Kilian received a mid-year cash bonus of $150,000 and a grant of 175,000 non-qualified stock options with an exercise price of $6.25. These options vest at 25% per year, beginning August 20, 2004 and terminate August 20, 2014. Beginning in 2005, the Compensation Committee has decided to review Mr. Kilian’s performance once a year.
     For a more detailed description of Mr. Kilian’s employment agreement, see “Employment Agreements – Thomas J. Kilian” on page 18.
Compensation Committee
BRADLEY E. COOPER (Chairman)
MICHAEL A. CAVATAIO
WILLIAM J. RUH

Compensation Committee Interlocks and Insider Participation
     During 2005, the members of the Compensation Committee included Messrs. Cooper, Cavataio, and Ruh, none of whom were officers or employees of the Company. There are no compensation committee interlocks.
PERFORMANCE GRAPH
     The following graph compares our cumulative total stockholder return to the cumulative total return of the University of Chicago Center for Research in Security Prices (“CRSP”) Nasdaq Stock Market Index and the CRSP Nasdaq Insurance Stocks Index. (Assumes $100 invested on December 31, 2000, in each of three indices and dividends reinvested.)

	2000	2001	2002	2003	2004	2005
Ceres Group, Inc.	$100.0	61.5	32.0	98.5	86.0	86.2
Nasdaq Stock Market	100.0	79.3	54.8	82.0	89.2	91.1
Nasdaq Insurance Stocks	100.0	107.2	108.0	133.5	162.1	181.6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
     The following table sets forth, as of March 27, 2006, information regarding the beneficial ownership of our common stock based on 33,238,717 shares outstanding by:
•	each stockholder known to us to be the beneficial owner of more than 5% of our common stock,

•	each director,

•	each executive officer, and

•	our current directors and executive officers as a group.

	Beneficial Ownership(1)
Name and Address (2)	Shares	Options(3)	Total	Percent
Donald Smith & Co., Inc.	3,627,959	—	3,627,959	10.9%
152 West 57th Street New York, NY 10019

Wells Fargo & Company	3,497,025	—	3,497,025	10.5%
420 Montgomery Street San Francisco, CA 94104

Perry Corporation	2,796,073	—	2,796,073	8.4%
599 Lexington Avenue, 36th Floor New York, NY 10022

Matthew Byrnes and Felice Gelman (4)	2,600,000	—	2,600,000	7.8%
780 Third Avenue, 30th Floor New York, New York 10017

Dimensional Fund Advisors, Inc.	2,171,033	—	2,171,033	6.5%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

Castle Creek Capital Partners Fund IIa, LP (5)	1,171,725	—	1,171,725	3.5%
6051 El Tordo Rancho Santa Fe, CA 92067

Castle Creek Capital Partners Fund IIb, LP (5)	494,942	—	494,942	1.5%
6051 El Tordo Rancho Santa Fe, CA 92067

Thomas J. Kilian	27,629	187,500	215,129	*

David I. Vickers	11,206	100,000	111,206	*

Michael A. Cavataio	94,089	17,034	111,123	*

Robert A. Spass (6)	92,870	1,664	94,534	*

	Beneficial Ownership(1)
Name and Address (2)	Shares	Options(3)	Total	Percent
Mark A. Nielsen	12,927	80,000	92,927	*

William J. Ruh (5)	62,171	17,404	79,575	*

Kathleen L. Mesel	14,268	15,000	29,268	*

James J. Ritchie	12,261	12,589	24,850	*

Roland C. Baker	10,420	7,034	17,454	*

Bradley E. Cooper (6)	11,828	2,034	13,862	*

Susan F. Cabrera	10,157	2,034	12,191	*

Lynn C. Miller	7,086	5,000	12,086

Bradley A. Wolfram	9,285	—	9,285	*

Mark E. Billingsley	1,650		1,650	*

Ernest T. Giambra, Jr.	999	—	999	*

All current directors and executive officers as a group (15 individuals)	378,846	447,293	826,139	2.4%

*	Less than 1%

(1)	Unless otherwise indicated, we believe that all persons named in the table have sole investment and voting power over the options and/or shares of stock owned.

(2)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Ceres Group, Inc., 17800 Royalton Road, Cleveland, Ohio 44136.

(3)	Options to purchase shares that are presently or will become exercisable within 60 days.

(4)	The number of shares reported as beneficially owned by Mr. Byrnes and Ms. Gelman represent their indirect beneficial interest in 2,600,000 shares of our common stock directly held, in the aggregate, by SuNOVA Offshore, Ltd. by virtue of their serving as co-managing members of each of the general partners. The general partners are SuNOVA Holdings, LLC, which controls 1,050,100 shares of our common stock through the direct ownership of its general partners, SuNOVA Partners, L.P. in the amount of 885,500 common shares and SuNOVA Long-Term Opportunity Fund, L.P. in the amount of 164,600 common shares. SuNOVA Capital, L.P. serves as investment manager to SuNOVA Offshore, Ltd., thereby controlling SuNOVA Offshore, Ltd.’s 1,549,900 common shares. SuNOVA, LLC is the general partner of SuNOVA Capital, L.P.

(5)	Mr. Ruh is a managing partner of Castle Creek Capital, general partner of Castle Creek Capital Partners Fund IIa, LP and Castle Creek Capital Partners Fund IIb, LP. Mr. Ruh disclaims beneficial ownership of all shares owned by the Castle Creek funds.

(6)	22,386 shares are held by Insurance GenPar, L.P., of which Mr. Spass is the 40% owner. Mr. Spass disclaims beneficial ownership of these shares. Insurance Partners Advisors, LLC, a limited liability company in which both Messrs. Cooper and Spass are members, holds a total of 45,000 stock options for which they disclaim beneficial ownership.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS
     A stockholder intending to present a proposal to be included in the proxy statement for our 2007 Annual Meeting of Stockholders must deliver the proposal or notice to our Secretary at our principal executive offices no later than December 4, 2006. Any stockholder proposal must also comply with the requirements of Rule 14a-8 of the Exchange Act. No stockholder proposals were received for inclusion in this Proxy Statement.
     A stockholder may also present a proposal directly to our stockholders at the 2007 Annual Meeting. However, if we do not receive notice of the stockholder proposal prior to the close of business on February 20, 2007, Securities and Exchange Commission rules permit management to vote proxies in their discretion on the proposed matter. If we receive notice of the stockholder proposal on or before the close of business on February 20, 2007, management can only vote proxies in their discretion if they advise stockholders in our 2007 Proxy Statement about the nature of the proposed matter and how management intends to vote on the matter.
     A stockholder may communicate directly with our Board, our Audit Committee or our non-management directors. For information on such communications, see pages 4-5.
OTHER MATTERS
     If the enclosed proxy card is validly executed, returned, and not revoked, the shares represented thereby will be voted in accordance with any specification made by the stockholder. In the absence of any such specification, proxies will be voted FOR the election of the three named nominees in the proposal.
     If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters that will be presented for action at the meeting.
     Our Board of Directors expects to attend the Annual Meeting. In addition, representatives of KPMG are expected to attend the Annual Meeting to answer appropriate questions and make a statement if they desire.
     You are urged to sign and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By order of the Board of Directors,

William J. Ruh
Chairman of the Board
Date: April 3, 2006

CERES Group, Inc.
c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44101-4301
YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
ê Please fold and detach card at perforation before mailing. ê

CERES GROUP, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
The undersigned hereby constitutes and appoints David I. Vickers and Kathleen L. Mesel, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the 2006 Annual Meeting of Stockholders of Ceres Group, Inc. to be held at 17800 Royalton Road, Cleveland, Ohio 44136 on Tuesday, May 16, 2006 at 9:00 a.m., local time, and at any adjournments thereof, on all matters coming before said meeting.

Dated: , 2006

Signature

Signature

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ê Please fold and detach card at perforation before mailing. ê

CERES GROUP, INC.
PROXY
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
THE BOARD RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1.
1.	Election of Class I Directors

Nominees: Susan F. Cabrera Thomas J. Kilian Lynn C. Miller

☐	FOR all nominees listed above	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote for all nominees listed above
FOR EXCEPT WITHHOLD AUTHORITY TO VOTE FOR THE FOLLOWING NOMINEE(S):

2.	On such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.